UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2014

EVOLUCIA INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-53590	98-0550703
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7040 Professional Parkway East, Sarasota, Florida  34240
(Address of principal executive offices) (zip code)

941-751-6800
(Registrant's telephone number, including area code)

 Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 7.01                      Regulation FD Disclosure

On April 4, 2014, Mel Interiano resigned as the Chief Executive Officer and as a director of Evolucia Inc. (the “Company”). Mr. Interiano’s resignation was not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  The Company is presently in search of a replacement Chief Executive Officer and expects to engage a replacement in the near future.  Further, in an effort to restructure and generate cost savings, the Company has implemented a reduction in its workforce.  The Company presently has adequate staff to maintain its operations including the assembling and shipping of its products.  The Company intends for the reduction in workforce to be temporary although it cannot provide any guarantees that these employees will be engaged again in the future, which such engagement will be based on need.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOLUCIA INC.

Date: April 4, 2014	By:	/s/ Jacqueline O’Sullivan
Name: Jacqueline O’Sullivan
Title: Authorized Person